            As filed with the Securities and Exchange Commission on ______, 2000
                                                      Registration No. ___-____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------


                              WILLIAMS-SONOMA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                   CALIFORNIA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   94-2203880
                      (I.R.S. Employer Identification No.)

              3250 VAN NESS AVENUE, SAN FRANCISCO, CALIFORNIA 94109
               (Address of Principal Executive Offices) (Zip Code)

            WILLIAMS-SONOMA, INC. 2000 NONQUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

John W. Tate                                 Copy to:
Senior Vice President and                    Richard Wirthlin, Esq.
Chief Financial Officer                      Irell & Manella LLP
Williams-Sonoma, Inc.                        1800 Avenue of the Stars, Suite 900
3250 Van Ness Avenue                         Los Angeles, California 90067
San Francisco, California 94109              (310) 277-1010
(415) 421-7900
(Name, Address and Telephone Number
of Agent For Service)


                         CALCULATION OF REGISTRATION FEE



------------------------------------ --------------- ---------------------- -------------------------- --------------------------

             Title of                                      Proposed                 Proposed
            Securities                   Amount             Maximum                  Maximum
               To Be                     To Be          Offering Price              Aggregate                  Amount of
            Registered                 Registered        Per Share (1)         Offering Price (1)        Registration Fee (1)
------------------------------------ --------------- ---------------------- -------------------------- --------------------------
==================================== =============== ====================== ========================== ==========================
Common Stock, $.01 par value           1,500,000            $19.25                 $28,875,000                  $7,623

==================================== =============== ====================== ========================== ==========================


(1) The offering price is to be computed pursuant to Rule 457(h) and Rule 457(c). As such, the offering price is the average of the high and the low price as of October 23, 2000.

                                EXPLANATORY NOTE

         This registration statement on Form S-8 (this "Registration Statement") registers 1,500,000 shares of common stock, $.01 par value per share ("Common Stock"), of Williams-Sonoma, Inc. (the "Company") which may be acquired upon the exercise of stock options granted to certain employees of the Company who are not officers or directors.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.*

ITEM 2.           REGISTRANT INFORMATION AND PLAN ANNUAL INFORMATION.*

*INFORMATION REQUIRED BY PART I OF FORM S-8. The document(s) setting forth the information specified in Part I of this Form S-8 will be sent or given to participants in the Williams-Sonoma, Inc. 2000 Nonqualified Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Form S-8 pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at Registrant's principal executive offices and available without charge, upon written or oral request to Nancy J. Himmelfarb, Vice President, Assistant General Counsel and Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. Telephone requests may be directed to Nancy J. Himmelfarb at (415) 616-7900.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents:

     (a) Registrant's Annual Report on Form 10-K for the year ended January 30, 2000;

     (b) Registrant's Quarterly Report on Form 10-Q for the quarters ended April 30, 2000 and July 30, 2000;

     (c) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (d) The descriptions of Registrant's Common Stock which are contained in Registrant's registration statements filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 309(c) of the California General Corporations Code (the "CCL") permits a provision in the articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. On June 20, 1995, Article V of the Registrant's Articles of Incorporation was amended to eliminate the liability of the directors of Registrant for monetary damages to the fullest extent permissible under California law.

         Section 317 of the CCL permits a corporation to indemnify directors, officers and other "agents" (as defined in Section 317(a) of the CCL) under certain circumstances. Section 5.5 of Registrant's Restated Bylaws ("Bylaws") requires Registrant to indemnify its directors, officers and other "agents" under certain circumstances, to the fullest extent permitted by California law, against all expenses, liability and loss (including attorneys' fees, judgments, fines, or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such persons in connection with any action, suit or proceeding arising by reason of their positions as directors, officers or other "agents." Pursuant to California law and the Bylaws, Registrant is required to pay to directors, officers and other "agents" all expenses incurred in defending such proceedings, in advance of the final disposition, subject to an undertaking by such persons to repay all amounts so advanced if it shall ultimately be determined that they are not entitled to indemnification.

         Section 317(i) of the CCL also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any "agent" of the corporation against any liabilities asserted against or incurred by the "agent" in such capacity. Registrant maintains a director's and officer's liability insurance policy insuring Registrant's directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring Registrant under certain circumstances in the event that indemnification payments are made by Registrant to such directors and officers.

         Section 204(a)(11) of the CCL provides for the indemnification, subject to certain limitations, of directors, officers and "agents" for breach of their duty to a corporation and its shareholders in excess of that expressly permitted by Section 317 of the CCL. On December 6, 1988, Registrant's Restated Articles of Incorporation were amended implementing Section 204(a)(11) of the CCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         4        Williams-Sonoma, Inc. 2000 Nonqualified Stock Option Plan

         5        Opinion of Irell & Manella LLP

         23.1     Independent Auditors' Consent

         23.2     Consent of Irell & Manella LLP (included in opinion filed as
                  Exhibit 5)

         24       Powers of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS.

a.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 26, 2000.

                                          WILLIAMS-SONOMA, INC.



                                          By: /John W. Tate/
                                              ---------------
                                              John W. Tate
                                              Senior Vice President and
                                              Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John W. Tate, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



              Signature                 Title                                            Date
              ---------                 -----                                            ----

/s/ W. Howard Lester                    Director and Chairman of the Board and      September 20, 2000
---------------------------             Chief Executive Officer (principal
W. Howard Lester                        executive officer)

/s/ Charles E. Williams                 Director and Vice Chairman of the Board     September 20, 2000
---------------------------
Charles E. Williams

/s/ Patrick J. Connolly                 Director and Executive Vice President,      September 20, 2000
---------------------------             Chief Marketing Officer and Assistant
Patrick J. Connolly                     Secretary

/s/ Gary G. Friedman                    Director and President                      September 20, 2000
---------------------------
Gary G. Friedman

/s/ John W. Tate                        Senior Vice President and Chief Financial   September 20, 2000
---------------------------             Officer (principal financial officer)
John W. Tate

/s/ Cindy Love                          Controller (principal accounting officer)   September 22, 2000
---------------------------
Cindy Love




/s/ Adrian D.P. Bellamy                 Director                                    September 20, 2000
---------------------------
Adrian D.P. Bellamy

/s/ James M. Berry                      Director                                    September 20, 2000
---------------------------
James M. Berry

/s/ Nathan Bessin                       Director                                    September 20, 2000
---------------------------
Nathan Bessin

/s/ James A. McMahan                    Director                                    September 20, 2000
---------------------------
James A. McMahan

/s/ John E. Martin                      Director                                    September 20, 2000
---------------------------
John E. Martin

/s/ Michael Lynch                       Director                                    September 20, 2000
---------------------------
Michael Lynch

/s/ Edward Mueller                      Director                                    September 20, 2000
---------------------------
Edward Mueller

/s/ Dick Robertson                      Director                                    September 20, 2000
---------------------------
Dick Robertson



                                  EXHIBIT INDEX

4        Williams-Sonoma, Inc. 2000 Nonqualified Stock Option Plan

5        Opinion of Irell & Manella LLP

23.1     Independent Auditors' Consent

23.2     Consent of Irell & Manella LLP (included in opinion filed as Exhibit 5)

24       Powers of Attorney (included on signature page)